EXHIBIT 99.1

CDK Global Reports Fiscal 2017 Results; Provides Fiscal 2018 Guidance

Fiscal Year Revenues Rise 5%, 6% on a Constant Currency Basis

GAAP Earnings per Share Rise 32%, Adjusted Earnings per Share Rise 40%

Guiding to Fiscal 2018 Net Earnings Attributable to CDK Margin of 14% - 15%, Increasing Fiscal 2018 Adjusted EBITDA Margin Guidance from 35% to 35%-36%

HOFFMAN ESTATES, Ill., Aug. 01, 2017 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced its fiscal 2017 financial results and its earnings outlook for fiscal 2018.

Highlights

Fiscal year

  Fiscal 2017 GAAP net earnings attributable to CDK margin expansion of 200 bps to 13.3%; adjusted EBITDA margin expansion of 550 bps to 32.1%
  Fiscal 2017 growth in GAAP diluted net earnings attributable to CDK per share of 32% to $1.99 per share; growth in adjusted diluted net earnings attributable to CDK per share of 40% to $2.43 per share

Fourth quarter

  Fiscal 2017 GAAP net earnings attributable to CDK margin decline of 40 bps to 10.4%; adjusted EBITDA margin expansion of 390 bps to 32.3%
  Fiscal 2017 growth in GAAP diluted net earnings attributable to CDK per share of 11% to $0.41 per share; growth in adjusted diluted net earnings attributable to CDK per share of 12% to $0.55 per share

Fiscal 2018 guidance

Adjusted guidance is calculated and presented based on management’s revised adjustments for fiscal 2018, and will exclude total stock-based compensation expense and certain legal and regulatory expenses from adjusted earnings before income taxes, as described below under the Non-GAAP Financial Measures section at the end of this press release.

  Fiscal 2018 GAAP diluted net earnings attributable to CDK per share $2.37 - $2.47 and adjusted diluted net earnings attributable to CDK per share $2.90 - $3.00, up from $2.57 in fiscal 2017 on a comparable basis
  Fiscal 2018 GAAP net earnings attributable to CDK margin 14.0% - 15.0% and adjusted EBITDA margin 35.0% - 36.0%

“I am pleased with the results of our fiscal year and benefits delivered by executing our transformation plan.  Adjusted EBITDA margin expansion of 550 basis points in fiscal 2017, combined with the 370 basis points of expansion achieved in fiscal 2016, puts us on track to achieve our transformation goals,” said Brian MacDonald, chief executive officer.  “By improving our products and processes and focusing on our dealer customers, we are making solid progress.  Based on successes to date, we expect to exceed the fiscal 2018 adjusted EBITDA target of 35%.”

Please refer to the tables at the end of this release for a reconciliation of the GAAP results to the non-GAAP results, which we refer to as our adjusted results throughout the body of this press release. Results below reflect year-over-year comparisons.

Total Company

Year-over-year highlights are below:

Fiscal 2017 Results	GAAP	Adjusted
Revenues	up 5% to $2,220.2 million	up 5% to $2,220.2 million
Earnings before income taxes	up 18% to $435.3 million	up 26% to $538.8 million
Net earnings attributable to CDK	up 24% to $295.6 million	up 31% to $360.8 million
Diluted net earnings attributable to CDK per share	up 32% to $1.99 per share	up 40% to $2.43 per share
Margin	Net earnings attributable to CDK margin up 200 bps to 13.3%	EBITDA margin up 550 bps to 32.1%

Fourth Quarter Fiscal 2017 Results	GAAP	Adjusted
Revenues	up 4% to $565.4 million	up 4% to $565.4 million
Earnings before income taxes	up 7% to $94.1 million	up 7% to $126.4 million
Net earnings attributable to CDK	up 1% to $58.7 million	up 3% to $79.1 million
Diluted net earnings attributable to CDK per share	up 11% to $0.41 per share	up 12% to $0.55 per share
Margin	Net earnings attributable to CDK margin down 40 bps to 10.4%	EBITDA margin up 390 bps to 32.3%

Impacts to the Fiscal Year:

  Foreign exchange rates: Growth in revenues was negatively impacted by 1 percentage point by foreign exchange rates while growth in earnings before income taxes was not impacted.

  Tax rate: The GAAP effective tax rate for fiscal 2017 was 30.5% compared to 33.1% last year.  The adjusted effective tax rate for fiscal 2017 was 31.8% compared to 33.8% last year. The fiscal 2017 GAAP effective tax rate and the adjusted effective tax rate include tax benefits of $13.1 million related to excess tax benefits associated with the adoption of the new stock compensation accounting standard on July 1, 2016.

Impacts to the Fourth Quarter:

  Foreign exchange rates: Growth in revenues and earnings before income taxes were both negatively impacted by 1 percentage point by foreign exchange rates.

  Tax rate: The GAAP effective tax rate for the fourth quarter of fiscal 2017 was 35.3% compared to 31.5% in last year’s fourth quarter. The adjusted effective tax rate for the fourth quarter of fiscal 2017 was 35.7% compared to 33.1% in last year’s fourth quarter. The fourth quarter fiscal 2017 GAAP effective tax rate and the adjusted effective tax rate include tax benefits of $1.0 million related to excess tax benefits associated with stock-based compensation.

CDK Segment Information

CDK North America: Retail Solutions North America

Fiscal 2017 Results

  Revenues increased 5% to $1,600.7 million.  On a constant currency basis revenues also increased 5%.
  GAAP earnings before income taxes increased 26% to $605.5 million; adjusted earnings before income taxes increased 26% to $606.2 million.
  GAAP pretax margin expanded 620 bps to 37.8%; adjusted pretax margin expanded 630 bps to 37.9%.  Margin expansion is driven by scale from increased revenues and operating efficiencies, including lower employee related costs and benefits associated with the business transformation plan.

Fourth Quarter Fiscal 2017 Results

  Revenues increased 5% to $406.6 million.  On a constant currency basis revenues increased 6%.
  GAAP earnings before income taxes increased 20% to $158.5 million; adjusted earnings before income taxes increased 20% to $159.2 million.
  GAAP pretax margin expanded 460 bps to 39.0%; adjusted pretax margin expanded 480 bps to 39.2%.  Margin expansion is driven by scale from increased revenues and operating efficiencies, including lower employee related costs and benefits associated with the business transformation plan.

CDK North America: Advertising North America

Fiscal 2017 Results

  Revenues increased 10% to $307.6 million.
  Earnings before income taxes increased 61% to $44.4 million.
  Pretax margin expanded 460 bps to 14.4% primarily due to increased operating efficiencies associated with the business transformation plan.

Fourth Quarter Fiscal 2017 Results

  Revenues increased 1% to $77.5 million.
  Earnings before income taxes increased 30% to $12.9 million.
  Pretax margin expanded 370 bps to 16.6% primarily due to increased operating efficiencies associated with the business transformation plan.

CDK International

Fiscal 2017 Results

  Revenues decreased 1% to $311.9 million entirely due to unfavorable foreign exchange rates. On a constant currency basis, revenues increased 5%.
  Earnings before income taxes increased 23% to $75.0 million. On a constant currency basis, earnings before income taxes also increased 23%.
  Pretax margin expanded 450 bps to 24.0% primarily due to increased scale and operating efficiencies associated with the business transformation plan.

Fourth Quarter Fiscal 2017 Results

  Revenues increased 3% to $81.3 million.  On a constant currency basis, revenues increased 7%.
  Earnings before income taxes increased 26% to $19.9 million. On a constant currency basis, earnings before income taxes increased 27%.
  Pretax margin expanded 460 bps to 24.5% primarily due to increased scale and operating efficiencies associated with the business transformation plan.

Fiscal 2018 Guidance

Fiscal 2018 Guidance	GAAP	Adjusted
Revenues	up 4.0% - 5.0%	up 4.0% - 5.0%
Diluted net earnings attributable to CDK per share	$2.37 - $2.47	$2.90 - $3.00
	up 19.0% - 24.0%	up 13.0% - 17.0%
Margin	Net earnings attributable to CDK margin 14.0% - 15.0%	EBITDA margin 35.0% - 36.0%

Fiscal 2018 guidance includes $80-$90 million of incremental adjusted EBITDA attributable to the execution of our business transformation plan.

As described below under the Non-GAAP Financial Measures section at the end of this press release, effective July 1, 2017 and commencing with the fiscal 2018 guidance, we are incorporating additional adjustments within our calculations of certain adjusted financial measures, including adjusted net earnings attributable to CDK, adjusted EBITDA and adjusted EBITDA margin.  For purposes of calculating and presenting the fiscal 2018 guidance each adjusted growth rate is shown against a comparably calculated fiscal 2017 figure.

Tax Rate

We anticipate our GAAP effective tax rate for fiscal 2018 will be 33.0% - 34.0% compared to 30.5% for fiscal 2017.  The adjusted effective tax rate for fiscal 2018 is expected to be 35.0% - 36.0% compared to 34.2% for fiscal 2017.

Please refer to the tables at the end of this press release for a reconciliation of the GAAP forecast to the adjusted forecast.

Website Schedules

Other financial information, including financial statements and supplementary schedules presented on a GAAP and adjusted basis, and the schedule of quarterly revenues and pretax earnings by reportable segment have been updated for the fourth quarter of fiscal 2017 and will be posted to the CDK Investor Relations website, http://investors.cdkglobal.com, in the “Financial Information” section.

Webcast and Conference Call

An analyst conference call will be held today, Tuesday, August 1, 2017 at 7:30 a.m. CT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to CDK’s Investor Relations website, http://investors.cdkglobal.com, and click on the webcast icon. An accompanying slide presentation will be available to download and print about 60 minutes before the webcast at the CDK Investor Relations website at http://investors.cdkglobal.com. CDK’s financial news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About CDK Global

With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, CDK Global provides solutions to dealers in more than 100 countries around the world, serving approximately 28,000 retail locations and most automotive manufacturers. CDK’s solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

CDK Global, Inc.
Consolidated and Combined Statements of Operations
(In millions, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues	$565.4	$542.2	$2,220.2	$2,114.6

Expenses:
Cost of revenues	308.9	315.6	1,234.9	1,243.4
Selling, general and administrative expenses	135.7	120.3	477.7	448.5
Restructuring expenses	8.1	8.8	18.4	20.2
Total expenses	452.7	444.7	1,731.0	1,712.1

Operating earnings	112.7	97.5	489.2	402.5

Interest expense	(19.1)	(10.7)	(57.2)	(40.2)
Other income, net	0.5	1.1	3.3	6.8

Earnings before income taxes	94.1	87.9	435.3	369.1

Provision for income taxes	(33.2)	(27.7)	(132.8)	(122.3)

Net earnings	60.9	60.2	302.5	246.8
Less: net earnings attributable to noncontrolling interest	2.2	1.9	6.9	7.5
Net earnings attributable to CDK	$58.7	$58.3	$295.6	$239.3

Net earnings attributable to CDK per common share:
Basic	$0.41	$0.38	$2.01	$1.52
Diluted	$0.41	$0.37	$1.99	$1.51

Weighted-average common shares outstanding:
Basic	142.7	154.7	146.7	157.0
Diluted	144.5	155.7	148.2	158.0

CDK Global, Inc.
Consolidated Balance Sheets
(In millions)

	June 30,	June 30,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$726.1	$219.1
Accounts receivable, net of allowances	372.1	365.5
Other current assets	180.6	154.1
Total current assets	1,278.8	738.7

Property, plant and equipment, net	135.0	118.6
Other assets	184.1	217.2
Goodwill	1,181.2	1,182.7
Intangible assets, net	104.0	107.8
Total assets	$2,883.1	$2,365.0

Liabilities and (Deficit) Equity
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$46.5	$26.8
Accounts payable	38.9	38.8
Accrued expenses and other current liabilities	188.7	165.3
Accrued payroll and payroll-related expenses	106.2	115.3
Short-term deferred revenues	172.3	177.2
Total current liabilities	552.6	523.4

Long-term debt and capital lease obligations	2,125.2	1,190.3
Long-term deferred revenues	136.1	157.7
Deferred income taxes	65.9	46.9
Other liabilities	60.1	70.5
Total liabilities	2,939.9	1,988.8

(Deficit) Equity:
Preferred stock	—	—
Common stock	1.6	1.6
Additional paid-in-capital	608.6	640.7
Retained earnings	452.7	238.3
Treasury stock, at cost	(1,144.7)	(526.6)
Accumulated other comprehensive income	8.0	5.8
Total CDK stockholders' (deficit) equity	(73.8)	359.8
Noncontrolling interest	17.0	16.4
Total (deficit) equity	(56.8)	376.2
Total liabilities and (deficit) equity	$2,883.1	$2,365.0

CDK Global, Inc.
Consolidated and Combined Statements of Cash Flows
(In millions)

	Years Ended June 30,
	2017	2016	2015
Cash Flows from Operating Activities:
Net earnings	$302.5	$246.8	$186.3
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	70.3	64.0	76.5
Deferred income taxes	20.9	(3.6)	(25.3)
Stock-based compensation expense	55.4	36.4	30.4
Pension expense	—	—	0.8
Other	4.6	(5.6)	(12.6)
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures of businesses:
Increase in accounts receivable	(8.3)	(57.0)	(16.9)
(Increase) decrease in other assets	(1.9)	3.0	(24.3)
Increase in accounts payable	4.4	15.3	3.0
(Decrease) increase in accrued expenses and other liabilities	(16.9)	20.8	50.0
Net cash flows provided by operating activities	431.0	320.1	267.9

Cash Flows from Investing Activities:
Capital expenditures	(62.4)	(50.8)	(44.0)
Proceeds from sale of property, plant and equipment	0.5	1.1	0.9
Capitalized software	(31.8)	(13.5)	(19.9)
Acquisitions of businesses, net of cash acquired	—	(18.1)	(36.6)
Proceeds from the sale of a business	—	—	24.5
Contributions to investments	(2.1)	(10.0)	(22.9)
Proceeds from investments	7.9	9.7	16.6
Proceeds from notes receivable from ADP and its affiliates	—	—	40.6
Net cash flows used in investing activities	(87.9)	(81.6)	(40.8)

Cash Flows from Financing Activities:
Repayments of notes payable to ADP and its affiliates	—	—	(21.9)
Net transactions of parent company investment	—	—	(240.8)
Proceeds from long-term debt	1,000.0	250.0	1,750.0
Repayments of long-term debt and capital lease obligations	(36.9)	(20.0)	(759.5)
Dividend paid to ADP at spin-off	—	—	(825.0)
Dividends paid to stockholders	(80.7)	(82.3)	(58.2)
Repurchases of common stock	(700.0)	(561.0)	(50.0)
Proceeds from exercise of stock options	14.7	6.7	9.8
Excess tax benefit from stock-based compensation awards	—	8.9	11.2
Withholding tax payments for stock-based compensation awards	(12.2)	(8.7)	(0.9)
Payments of deferred financing costs	(10.6)	(2.1)	(9.2)
Dividend payments to noncontrolling owners	(6.3)	(5.0)	(5.4)
Acquisition-related payments	(8.1)	(6.2)	—
Recovery of dividends paid	—	0.4	—
Net cash flows provided by (used in) financing activities	159.9	(419.3)	(199.9)

Effect of exchange rate changes on cash and cash equivalents	4.0	(8.3)	(21.8)

Net change in cash and cash equivalents	507.0	(189.1)	5.4

Cash and cash equivalents, beginning of period	219.1	408.2	402.8

Cash and cash equivalents, end of period	$726.1	$219.1	$408.2

CDK Global, Inc.
Segment Financial Data
(In millions)
(Unaudited)

Effective July 1, 2016, the Company reorganized into two main operating groups.  In connection with this reorganization, our operating segments have changed. The Company's first operating group is CDK North America which is comprised of two reportable segments, Retail Solutions North America and Advertising North America. The second operating group, which is also a reportable segment, is CDK International. In addition, the Company has an Other segment, the primary components of which are corporate allocations and other expenses not recorded in the segment results. Segment information for fiscal 2016 has been restated to conform to the new presentation.

	Segment Revenues
	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2017	2016	$	%	2017	2016	$	%
CDK North America:
Retail Solutions North America:
Subscription revenue	$319.5	$303.8	$15.7	5%	1,261.4	$1,191.2	$70.2	6%
Transaction revenue	46.3	46.7	(0.4)	(1)%	179.5	179.1	0.4	—%
Other revenue	40.8	35.4	5.4	15%	159.8	151.0	8.8	6%
Total Retail Solutions North America (a)	$406.6	$385.9	$20.7	5%	$1,600.7	$1,521.3	$79.4	5%
Advertising North America (b)	77.5	77.0	0.5	1%	307.6	279.7	27.9	10%
CDK International (c)	81.3	79.3	2.0	3%	311.9	313.6	(1.7)	(1)%
Total	$565.4	$542.2	$23.2	4%	$2,220.2	$2,114.6	$105.6	5%

	Adjusted Segment Earnings before Income Taxes
	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2017	2016	$	%	2017	2016	$	%
Retail Solutions North America (a)	$159.2	$132.6	$26.6	20%	$606.2	$481.3	$124.9	26%
Margin	39.2%	34.4%	480 bps		37.9%	31.6%	630 bps
Advertising North America (b)	12.9	9.9	3.0	30%	44.4	27.5	16.9	61%
Margin	16.6%	12.9%	370 bps		14.4%	9.8%	460 bps
CDK International (c)	19.9	15.8	4.1	26%	75.0	$61.1	13.9	23%
Margin	24.5%	19.9%	460 bps		24.0%	19.5%	450 bps
Other (d)	(65.6)	(40.7)	(24.9)	(61)%	(186.8)	(143.5)	(43.3)	(30)%
Total	$126.4	$117.6	$8.8	7%	$538.8	$426.4	$112.4	26%
Margin	22.4%	21.7%	70 bps		24.3%	20.2%	410 bps

(a) The table below presents a reconciliation of revenues to constant currency revenues and earnings before income taxes to constant currency adjusted earnings before income taxes for the Retail Solutions North America (RSNA) segment.

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2017	2016	$	%	2017	2016	$	%
Revenues	$406.6	$385.9	$20.7	5%	$1,600.7	$1,521.3	$79.4	5%
Impact of exchange rates	1.1	—			0.1	—
Constant currency adjusted revenues (e)	$407.7	$385.9	$21.8	6%	$1,600.8	$1,521.3	$79.5	5%

Earnings before income taxes	$158.5	$132.6	$25.9	20%	$605.5	$481.3	$124.2	26%
Margin %	39.0%	34.4%	460 bps		37.8%	31.6%	620 bps
Acquisition and integration-related expenses	0.7	—			0.7	—
Adjusted earnings before income taxes (e)	$159.2	$132.6	$26.6	20%	$606.2	$481.3	$124.9	26%
Adjusted margin %	39.2%	34.4%	480 bps		37.9%	31.6%	630 bps
Impact of exchange rates	0.5	—			—	—
Constant currency adjusted earnings before income taxes (e)	$159.7	$132.6	$27.1	20%	$606.2	$481.3	$124.9	26%

(b) There are no non-GAAP adjustments to revenues and earnings before income taxes for the Advertising North America (ANA) segment including constant currency.

(c) There are no non-GAAP adjustments to revenues and earnings before income taxes for the CDK International (CDKI) segment. The table below presents a reconciliation of revenues to constant currency revenues and earnings before income taxes to constant currency earnings before income taxes for the CDKI segment.

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2017	2016	$	%	2017	2016	$	%
Revenues	$81.3	$79.3	$2.0	3%	$311.9	$313.6	$(1.7)	(1)%
Impact of exchange rates	3.6	—			17.3	—
Constant currency revenues (e)	$84.9	$79.3	$5.6	7%	$329.2	$313.6	$15.6	5%

Earnings before income taxes	$19.9	$15.8	$4.1	26%	$75.0	$61.1	$13.9	23%
Margin %	24.5%	19.9%	460 bps		24.0%	19.5%	450 bps
Impact of exchange rates	0.1	—			0.4	—
Constant currency earnings before income taxes (e)	$20.0	$15.8	$4.2	27%	$75.4	$61.1	$14.3	23%

(d) The table below presents a reconciliation of loss before income taxes to constant currency adjusted loss before income taxes for the Other segment.

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2017	2016	$	%	2017	2016	$	%
Loss before income taxes	$(97.2)	$(70.4)	$(26.8)	(38)%	$(289.6)	$(200.8)	$(88.8)	(44)%
Restructuring expenses	8.1	8.8			18.4	20.2
Other business transformation expenses	19.7	20.9			80.6	39.7
Officer transition expense	3.8	—			3.8	—
Tax matters indemnification gain, net	—	—			—	(2.6)
Adjusted loss before income taxes (e)	$(65.6)	$(40.7)	$(24.9)	(61)%	$(186.8)	$(143.5)	$(43.3)	(30)%
Impact of exchange rates	0.1	—			—	—
Constant currency adjusted loss before income taxes (e)	$(65.5)	$(40.7)	$(24.8)	(61)%	$(186.8)	$(143.5)	$(43.3)	(30)%

(e) Refer to the Non-GAAP Financial Measures section of this press release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Consolidated and Combined Adjusted Financial Information
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2017	2016	$	%	2017	2016	$	%
Revenues	$565.4	$542.2	$23.2	4%	$2,220.2	$2,114.6	$105.6	5%
Impact of exchange rates	4.7	—			17.4	—
Constant currency adjusted revenues (a)	$570.1	$542.2	$27.9	5%	$2,237.6	$2,114.6	$123.0	6%

Earnings before income taxes	$94.1	$87.9	$6.2	7%	$435.3	$369.1	$66.2	18%
Margin	16.6%	16.2%	40 bps		19.6%	17.5%	210 bps
Restructuring expenses	8.1	8.8			18.4	20.2
Other business transformation expenses	19.7	20.9			80.6	39.7
Acquisition and integration-related expenses	0.7	—			0.7	—
Officer transition expense	3.8	—			3.8	—
Tax matters indemnification gain, net	—	—			—	(2.6)
Adjusted earnings before income taxes (a)	$126.4	$117.6	$8.8	7%	$538.8	$426.4	$112.4	26%
Adjusted margin	22.4%	21.7%	70 bps		24.3%	20.2%	410 bps
Impact of exchange rates	0.7	—			0.4	—
Constant currency adjusted earnings before income taxes (a)	$127.1	$117.6	$9.5	8%	$539.2	$426.4	$112.8	26%

Provision for income taxes	$33.2	$27.7	$5.5	20%	$132.8	$122.3	$10.5	9%
Effective tax rate	35.3%	31.5%			30.5%	33.1%
Income tax effect of pre-tax adjustments	11.9	11.2			38.3	21.6
Pre spin-off filed tax return adjustment	—	—			—	0.4
Adjusted provision for income taxes (a)	$45.1	$38.9	$6.2	16%	$171.1	$144.3	$26.8	19%
Adjusted effective tax rate	35.7%	33.1%			31.8%	33.8%

Net earnings	$60.9	$60.2	$0.7	1%	$302.5	$246.8	$55.7	23%
Less: net earnings attributable to noncontrolling interest	2.2	1.9			6.9	7.5
Net earnings attributable to CDK	58.7	58.3	0.4	1%	295.6	239.3	56.3	24%
Restructuring expenses	8.1	8.8			18.4	20.2
Other business transformation expenses	19.7	20.9			80.6	39.7
Acquisition and integration-related expenses	0.7	—			0.7	—
Officer transition expense	3.8	—			3.8	—
Tax matters indemnification gain, net	—	—			—	(2.6)
Income tax effect of pre-tax adjustments	(11.9)	(11.2)			(38.3)	(21.6)
Pre spin-off filed tax return adjustment	—	—			—	(0.4)
Adjusted net earnings attributable to CDK (a)	$79.1	$76.8	$2.3	3%	$360.8	$274.6	$86.2	31%

Diluted earnings attributable to CDK per share	$0.41	$0.37	$0.04	11%	1.99	1.51	$0.48	32%
Restructuring expenses	0.06	0.06			0.12	0.13
Other business transformation expenses	0.13	0.13			0.54	0.25
Acquisition and integration-related expenses	—	—			—	—
Officer transition expense	0.03	—			0.03	—
Tax matters indemnification gain, net	—	—			—	(0.01)
Income tax effect of pre-tax adjustments	(0.08)	(0.07)			(0.25)	(0.14)
Pre spin-off filed tax return adjustment	—	—			—	—
Adjusted diluted earnings attributable to CDK per share	$0.55	$0.49	$0.06	12%	2.43	1.74	$0.69	40%

Weighted-average common shares outstanding:
Diluted	144.5	155.7			148.2	158.0

	Three Months Ended				Fiscal Year Ended
	June 30,		Change		June 30,		Change
	2017	2016	$	%	2017	2016	$	%
Net earnings attributable to CDK	$58.7	$58.3	$0.4	1%	$295.6	$239.3	$56.3	24%
Margin	10.4%	10.8%	-40 bps		13.3%	11.3%	200 bps
Net earnings attributable to noncontrolling interest	2.2	1.9			6.9	7.5
Provision for income taxes	33.2	27.7			132.8	122.3
Interest expense	19.1	10.7			57.2	40.2
Depreciation and amortization	18.3	18.4			70.3	64.0
Total stock-based compensation	23.1	10.9			55.4	36.4
Restructuring expenses	8.1	8.8			18.4	20.2
Other business transformation expenses	18.7	17.4			75.6	34.8
Acquisition and integration-related expenses	0.7	—			0.7	—
Officer transition expense	0.7	—			0.7	—
Tax matters indemnification gain, net	—	—			—	(2.6)
Adjusted EBITDA (a)	$182.8	$154.1	$28.7	19%	$713.6	$562.1	$151.5	27%
Adjusted margin	32.3%	28.4%	390 bps		32.1%	26.6%	550 bps

	Fiscal Year Ended
	June 30,
	2017	2016
Net cash flows provided by operating activities	$431.0	$320.1
Capital expenditures	(62.4)	(50.8)
Capitalized software	(31.8)	(13.5)
Free cash flow (a)	$336.8	$255.8

(a) Refer to the Non-GAAP Financial Measures section of this press release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Consolidated Fiscal 2018 Guidance
(In millions, except per share amounts)
(Unaudited)

As described below under the Non-GAAP Financial Measures section of this press release, effective July 1, 2017 and commencing with fiscal 2018 guidance, we are incorporating additional adjustments within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted net earnings attributable to CDK per share, adjusted EBITDA and adjusted EBITDA margin. The table below includes these adjustments for fiscal 2017 for purposes of calculating and presenting the fiscal 2018 guidance.

	Fiscal 2017	Fiscal 2018
	Actuals	Point Estimate (a)	Guidance
Revenues	$2,220.2	$2,320.0	Increase 4 - 5%

Earnings before income taxes	$435.3	$507.0
Restructuring expenses	18.4	18.0
Other business transformation expenses (b)	78.1	50.0
Total stock-based compensation	55.4	40.0
Acquisition and integration-related expenses	0.7	5.0
Officer transition expense (b)	0.7	—
Legal and regulatory expenses related to competition matters	—	12.0
Adjusted earnings before income taxes (c)	$588.6	$632.0

Provision for income taxes	$132.8	$170.0
Effective tax rate	30.5%	33.5%	33 - 34%
Income tax effect of pre-tax adjustments	55.5	46.0
Excess tax benefit from stock-based compensation	13.1	7.0
Adjusted provision for income taxes (c)	$201.4	$223.0
Adjusted effective tax rate	34.2%	35.3%	35 - 36%

Net earnings	$302.5	$337.0
Less: net earnings attributable to noncontrolling interest	6.9	9.0
Net earnings attributable to CDK	$295.6	$328.0
Restructuring expenses	18.4	18.0
Other business transformation expenses (b)	78.1	50.0
Total stock-based compensation	55.4	40.0
Acquisition and integration-related expenses	0.7	5.0
Officer transition expense (b)	0.7	—
Legal and regulatory expenses related to competition matters	—	12.0
Income tax effect of pre-tax adjustments	(55.5)	(46.0)
Excess tax benefit from stock-based compensation	(13.1)	(7.0)
Adjusted net earnings attributable to CDK (c)	$380.3	$400.0

Diluted net earnings attributable to CDK per common share	$1.99	$2.42	$2.37 - 2.47
Growth %			Increase 19 - 24%
Restructuring expenses	0.12	0.13
Other business transformation expenses (b)	0.54	0.37
Total stock-based compensation	0.37	0.29
Acquisition and integration-related expenses	—	0.04
Officer transition expense (b)	—	—
Legal and regulatory expenses related to competition matters	—	0.09
Income tax effect of pre-tax adjustments	(0.37)	(0.34)
Excess tax benefit from stock-based compensation	(0.08)	(0.05)
Adjusted diluted net earnings attributable to CDK per common share (c)	$2.57	$2.95	$2.90 - 3.00
Growth %			Increase 13 - 17%

	Fiscal 2017	Fiscal 2018
	Actuals	Point Estimate (a)	Guidance
Revenues	$2,220.2	$2,320.0

Net earnings attributable to CDK	$295.6	$328.0	Increase 11 - 14%
Margin	13.3%	14.1%	14% - 15%
Net earnings attributable to noncontrolling interest	6.9	9.0
Provision for income taxes	132.8	170.0
Interest expense	57.2	105.0
Depreciation and amortization	70.3	85.0
Total stock-based compensation	55.4	40.0
Restructuring expenses	18.4	18.0
Other business transformation expenses	75.6	50.0
Acquisition and integration-related expenses	0.7	5.0
Officer transition expense	0.7	—
Legal and regulatory expenses related to competition matters	—	12.0
Adjusted EBITDA (c)	$713.6	$822.0	Increase 13 - 16%
Adjusted margin	32.1%	35.4%	35% - 36%

(a) The point estimates are arbitrary amounts within the guidance ranges provided and are not meant to represent CDK's forecast of actual results. They are used solely to provide a means to reconcile each non-GAAP guidance range to the most directly comparable GAAP measure in dollars and percentages, where applicable.

(b) Stock-based compensation expense has been removed from business transformation expense and officer transition expense. Refer to the Non-GAAP Financial Measures section of this press release for additional information on changes to our non-GAAP adjustments.

(c) Refer to the Non-GAAP Financial Measures section of this press release for additional information on our non-GAAP adjustments.

CDK Global, Inc.
Performance Metrics
(Unaudited)

Effective July 1, 2016, the Company reorganized into two main operating groups.  In connection with this reorganization, our operating segments have changed. The Company's first operating group is CDK North America which is comprised of two reportable segments, Retail Solutions North America  and Advertising North America. The second operating group, which is also a reportable segment, is CDK International. The key performance metrics for fiscal 2016 have been restated to conform to the new presentation.

CDK management regularly reviews the following key performance measures to evaluate business results and make operating and strategic decisions. These measures are intended to provide directional information regarding trends in our recurring subscription revenues. The following table summarizes these measures for recurring subscription revenues in our segments:

	For the three months ended
	September 30, 2015 (a)	December 31, 2015 (a)	March 31, 2016 (a)	June 30, 2016 (a)	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017
RSNA
Automotive
DMS Customer Sites (b)	9,181	9,210	9,184	9,206	9,232	9,184	9,157	9,081
Avg Revenue Per Site (c)	$7,145	$7,177	$7,286	$7,434	$7,827	$7,870	$7,974	$8,080

Adjacencies
DMS Customer Sites (b)	5,096	5,178	5,236	5,327	5,380	5,415	5,523	5,530
Avg Revenue Per Site (c)	$1,524	$1,520	$1,535	$1,537	$1,560	$1,571	$1,577	$1,582

Total RSNA
DMS Customer Sites (b)	14,277	14,388	14,420	14,533	14,612	14,599	14,680	14,611
Avg Revenue Per Site (c)	$5,141	$5,146	$5,205	$5,277	$5,524	$5,537	$5,573	$5,626

Total Websites (d)	6,946	6,871	6,761	6,641	6,625	6,789	6,931	6,879

CDKI
DMS Customer Sites (b)	13,208	13,267	13,240	13,392	13,373	13,424	13,419	13,477
Avg Revenue Per site (c)	$1,060	$1,122	$1,138	$1,148	$1,165	$1,183	$1,210	$1,232

(a) Average revenue per Dealer Management System (DMS) customer site has been updated for fiscal 2016 to reflect the change in reportable segments and budgeted foreign exchange rates for fiscal 2017.

(b) DMS Customer Sites - We track the number of customer sites that have an active DMS. Consistent with our strategy of growing our automotive retail customer base, we view the number of customer sites purchasing our DMS solutions as an indicator of market penetration for our RSNA and CDKI segments. Our DMS customer site count includes retailers with an active DMS that sell vehicles in the automotive and adjacent markets. Adjacent markets include heavy truck dealerships that provide vehicles to the over-the-road trucking industry, recreation dealerships in the motorcycle, marine, and recreational vehicle industries, and heavy equipment dealerships in the agriculture and construction equipment industries. We consider a DMS to be active if we have billed a subscription fee for that solution during the most recently ended calendar month.

(c) Average Revenue Per DMS Customer Site - Average revenue per automotive retail DMS customer site is an indicator of the adoption of our solutions by DMS customers, and we monitor changes in this metric to measure the effectiveness of our strategy to deepen our relationships with our current customer base through upgrading and expanding solutions. We calculate average revenue per DMS customer site by dividing the monthly applicable revenue generated from our solutions in a period by the average number of DMS customer sites in the period. This metric has been updated to reflect the new segments and now includes revenue generated from websites.  The metric excludes subscription revenue generated by customers not included in our DMS site count as well as subscription revenue related to certain installation and training activities that is deferred then recognized as revenue over the life of the contract. Revenue underlying this metric is based on budgeted foreign exchange rates. When we discuss growth in average revenue per DMS customer site, revenue for the comparable prior period has been adjusted to reflect budgeted foreign exchange rates for the current period.

(d) Websites - For the RSNA segment, we track the number of websites that we host and develop for our OEM and automotive retail customers as an indicator of business activity, regardless of whether or not the website is tied to a DMS customer site. The number of websites as of a specified date is the total number of full function dealer websites or portals that are currently accessible as of the end of the most recent calendar month.

Non-GAAP Financial Measures

We disclose certain financial measures for our consolidated and operating segment results on both a GAAP and a non-GAAP (adjusted) basis. The non-GAAP financial measures disclosed should be viewed in addition to, and not as an alternative to, results prepared in accordance with GAAP.  Our use of each of the following non-GAAP financial measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures, or reconcile them to the comparable GAAP financial measures, in the same way.

Non-GAAP Financial Measure	Comparable GAAP Financial Measure
Adjusted earnings before income taxes	Earnings before income taxes
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings attributable to CDK	Net earnings attributable to CDK
Adjusted diluted earnings attributable to CDK per share	Diluted earnings attributable to CDK per share
Adjusted EBITDA	Net earnings attributable to CDK
Adjusted EBITDA margin	Net earnings attributable to CDK margin
Constant currency adjusted revenues	Revenues
Constant currency adjusted earnings before income taxes	Earnings before income taxes
Free cash flow	Net cash flows provided by operating activities

We use adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted earnings attributable to CDK per share, adjusted EBITDA and adjusted EBITDA margin internally to evaluate our performance on a consistent basis, because the measures adjust for the impact of certain items that we believe do not directly reflect our underlying operations. By adjusting for these items we believe we have more precise inputs for use as factors in (i) our budgeting process, (ii) making financial and operational decisions, (iii) evaluating ongoing segment and overall operating performance on a consistent period-to-period basis, (iv) target leverage calculations, (v) debt covenant calculations, and (vi) determining incentive-based compensation.

We believe our non-GAAP financial measures are useful for users of the financial statements because they (i) provide investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permit investors to view performance using the same tools that management uses, and (iii) otherwise provide supplemental information that may be useful to investors in evaluating our ongoing operating results on a consistent basis.  We believe that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures disclosed below, provides investors with a fuller understanding of the factors and trends affecting our business than could be obtained absent these disclosures.

Effective July 1, 2017 and commencing with fiscal 2018 guidance, we are incorporating additional adjustments within our calculations of adjusted earnings before income taxes, adjusted provision for income taxes, adjusted net earnings attributable to CDK, adjusted diluted net earnings attributable to CDK per share, adjusted EBITDA, and adjusted EBITDA margin where management has deemed it appropriate to better reflect our underlying operations. The differences between our fiscal 2017 presentation and our fiscal 2018 presentation are noted below.

Adjusted Earnings before Income Taxes

For fiscal 2017, management has excluded the following items from adjusted earnings before income taxes:

  Restructuring expenses recognized in connection with our business transformation plan for the periods presented.
  Other business transformation expenses are included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for the periods presented.
  Acquisition and integration-related expenses include legal, accounting, other professional fees, and other integration costs incurred in connection with our pending acquisition and are included within selling, general and administrative expenses.
  Officer transition expense includes stock-based compensation and severance expense in connection with officer departures is included within selling, general and administrative expenses for the periods presented.
  Net (gain)/loss recorded within other income, net associated with an indemnification receivable from ADP or liability to ADP for pre spin-off tax periods in accordance with the tax matters agreement.

For fiscal 2018, management will modify the fiscal 2017 adjustments for (i) business transformation expenses and (ii) officer transition expense to remove stock-based compensation expense of $2.5 million and $3.1 million, respectively, and will exclude total stock-based compensation expense and certain legal and regulatory expenses related to the competition matter from adjusted earnings before income taxes as follows:

  Total stock-based compensation expense will be consolidated and excluded as a standalone adjustment to better improve the precision of our inputs for use as factors in the items described above related to management's evaluation of, or decision making based on, our underlying operations, because stock-based compensation can vary significantly based on timing, size and nature of awards granted.
  Legal and regulatory expenses related to competition matters will be excluded as we expect them to become meaningful during fiscal 2018 with respect to the use and purpose of this adjusted measure described above.

Adjusted Provision for Income taxes

For fiscal 2017, management has excluded the following item from adjusted provision for income taxes:

  Income tax effect of pre-tax adjustments calculated at applicable statutory rates for each adjustment described above for the periods presented.
  Net income tax benefit to adjust the liability for pre spin-off tax returns related to the tax matters indemnification gain in fiscal 2016.

For fiscal 2018, management will make conforming adjustments to the income tax effect of pre-tax adjustments with respect to fiscal 2018 adjustments and will also exclude the following additional item from adjusted earnings before income taxes:

  Excess tax benefit derived from stock-option exercises and vesting of restricted stock in order to align the adjustments for this measure with our adjustments for total stock-based compensation in other measures.

Adjusted Net Earnings Attributable to CDK and Adjusted Diluted Net Earnings Attributable to CDK per Share

For each respective presentation, management has excluded the items described above for adjusted earnings before income taxes and adjusted provision for income taxes from adjusted net earnings attributable to CDK and adjusted basic and diluted net earnings attributable to CDK per share.

Adjusted EBITDA

For fiscal 2017, management has adjusted the following items from net earnings attributable to CDK in order to calculate adjusted EBITDA:

  Net earnings attributable to noncontrolling interest included within the financial statements for the periods presented.

  Provision for income taxes included within the financial statements for the periods presented.

  Interest expense included within the financial statements for the periods presented.

  Depreciation and amortization included within the financial statements for the periods presented.

  Total stock-based compensation expense recognized for the periods presented.

  Restructuring expenses recognized in connection with our business transformation plan for the periods presented.

  Other business transformation expenses were included within cost of revenues and selling, general and administrative expenses and were incurred in connection with our business transformation plan for the fiscal year ended June 30, 2017 and 2016. Other business transformation expenses excludes accelerated depreciation and stock-based compensation expense of $1.0 million and $3.5 million for the three months ended June 30, 2017 and 2016, respectively and $5.0 million and $4.9 million for the fiscal year ended June 30, 2017 and 2016, respectively.

  Acquisition and integration-related expenses include legal, accounting, other professional fees, and other integration costs incurred in connection with our pending acquisition and are included within selling, general and administrative expenses.

  Officer transition expense includes severance expense in connection with officer departures is included within selling, general and administrative expenses for the periods presented.  Officer transition expense excludes stock-based compensation expense of $3.1 million for the fiscal year ended June 30, 2017 included in total stock-based compensation.

For fiscal 2018, management will also exclude the following additional item from net earnings attributable to CDK in order to calculate adjusted EBITDA:

  Legal and regulatory expenses related to competition matters as we expect them to become meaningful inputs during fiscal 2018 with respect to the use and purpose of this adjusted measure described above.

Free Cash Flow

We also review free cash flow to measure our ability to generate additional cash from our business operations. Free cash flow is defined as cash flow from operating activities less amounts paid for capital expenditures and capitalized software. Free cash flow should be considered in addition to, rather than as a substitute for consolidated net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity.

Constant Currency

We review revenues and adjusted earnings before income taxes for our consolidated and operating segment results on a constant currency basis to understand underlying business trends. To present these results on a constant currency basis, current period results for entities reporting in currencies other than the U.S. dollar were translated into U.S. dollar using the average monthly exchange rates for the comparable prior period. As a result, constant currency results neutralize the effects of foreign currency.

Safe Harbor for Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including: CDK’s business outlook and forecasted GAAP and adjusted results for CDK’s fiscal year ending June 30, 2018; statements concerning CDK's payment of dividends or the repurchase of shares and the funding of such dividends and repurchases; CDK’s objectives for its multi-year business transformation plan; other plans; objectives; forecasts; goals; beliefs; business strategies; future events; business conditions; results of operations; financial position and business outlook and trends; and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK's success in obtaining, retaining and selling additional services to customers; the pricing of products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; adverse global economic conditions and credit markets and volatility in the countries in which we do business; auto sales and advertising and related industry changes; competitive conditions; changes in regulation; changes in technology; security breaches, interruptions, failures and other errors involving CDK's systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; any changes to CDK’s credit ratings and the impact of such changes on CDK’s financing costs, rates, terms, debt service obligations, access to capital market and working capital needs; the impact of CDK’s indebtedness, access to cash and financing, and ability to secure financing, or financing at attractive rates; litigation involving contract, intellectual property, competition, shareholder, and other matters, and governmental investigations; CDK's ability to timely and effectively implement its transformation plan, which is intended to increase operating efficiency and improve CDK's global cost structure, while limiting or mitigating business disruption; and the ability of CDK's significant stockholders and their affiliates to significantly influence CDK's decisions.

There may be other factors that may cause CDK's actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements.  CDK gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in CDK's reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in CDK's most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause CDK's actual results to differ from any forward-looking statements contained herein. These filings can be found on CDK's website at www.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by CDK on its website or otherwise. CDK disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Investor Relations Contact:
Katie Coleman
847.485.4650
katherine.coleman@cdk.com

Media Contact:
David Webster, Aberdeen Strategies
469.222.3667
david.webster@aberdeenstrategies.com